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                         [ERNST & YOUNG LLP LETTERHEAD]




August 6, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated August 6, 1998, of Raintree Resorts International, Inc. and are in agreement with the statements contained in the first four paragraphs on page one therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                        Very truly yours,

                                        /s/ ERNST & YOUNG LLP